As filed with the Securities and Exchange Commission on June 11, 2024

Registration No. 333-279766

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	27-2343603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10800 Galaxie Avenue

Ferndale, Michigan 48220

(877) 787-6268

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Reinharz

Chief Executive Officer

10800 Galaxie Avenue

Ferndale, Michigan 48220

(877) 787-6268

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick M. Lehrer, P.A.

2108 Emil Jahna Road

Clermont, Florida 34117

flehrer@securitiesattorney1.com

June 11, 2024

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-Accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE*

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per 1 Common Stock Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.00001 par value	2,000,000,000		$20,000,000	$2,952	*

(1)	Pursuant to Form S-3 General Instruction II.D, information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Fee has already been paid in conjunction with Form S-3 filed on May 28, 2024.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 11. 2024

PROSPECTUS

$20,000,000

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

2,000,000,000 Common Stock Shares

Artificial Intelligence Technology Solutions Inc., a Nevada corporation (“AITX” or the “Company”), may offer and sell securities at fixed prices from time to time in one or more offerings of up to $20,000,000 as the aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the related prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is currently quoted on the OTC Markets Pink under the symbol “AITX.” On June 10, 2024, the closing price of the common stock as reported was $0.0057 per share.

PLEASE REVIEW “RISK FACTORS” ON PAGES 5 THROUGH 13 BEFORE PURCHASING SHARES OF THE COMMON STOCK OF THE COMPANY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 29, 2024, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED NOVEMBER 30, 2023, AND IN OUR PERIODIC AND CURRENT REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AFTER THE DATE OF THIS PROSPECTUS, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Our independent registered public accounting firm has included a “going concern” paragraph in the notes to our condensed consolidated financial statements.

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of May 20, 2024 based upon the closing price reported on such date was approximately $88,742,689.

The date of this Prospectus is June 11, 2024

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SUMMARY

Shelf Registration

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell 2,000,000,000 of our Common Stock Shares as described in this prospectus in one or more offerings for an aggregate initial offering price of up to $20,000,000. We may offer the Common Stock in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers.

This prospectus provides you with a general description of the Common Stock we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. You should also read the information discussed under “Risk Factors,” which describes the risks of investing in our securities.

Neither we, nor any agent, underwriter or dealer have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus to which we have referred you. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Background of the Company

On February 17, 2015, On the Move Systems Corp., a Florida corporation, merged into its Nevada affiliate, On the Move Systems Corp., which had been incorporated in Nevada on September 8, 2014 (“OMVS”). In 2016, Steven Reinharz founded Robotic Assistance Devices, Inc. (“RAD I”) and incorporated it in Nevada on July 26, 2016. On August 28, 2017, OMVS acquired from Mr. Reinharz all of the ownership and equity interests in RAD I (the “Acquisition”). Before the Acquisition, OMVS’s business focus was on providing transportation services, while RAD I’s focus was on exploring the on-demand logistics market by developing a network of logistics partnerships. After the Acquisition, OMVS shifted its business focus to align with RAD I’s mission. On August 24, 2018, OMVS changed its name to Artificial Intelligence Technology Solutions Inc. (“AITX” or the “Company”).

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Since the Acquisition, AITX’s business focus has been on pursuing the delivery of artificial intelligence (“AI”) and robotic solutions for operational, security, and monitoring needs. More specifically, the Company is focused on applying advanced AI-driven technologies, paired with multi-use hardware and supported by custom software and cloud services, to intelligently automate and integrate a variety of high-frequency security, concierge, and operational tasks.

AITX’s solutions target the security and facility management markets.

Current Structure of the Company

AITX operates through four subsidiary companies:

Robotic Assistance Devices, Inc. (“RAD I”) is currently the Company’s major operating subsidiary. RAD I holds the dealer and end-user contracts, employs all United States employees, operates the Company’s California and Michigan facilities, and is the primary industry-facing entity of AITX. RAD I owns all intellectual property related to the Company’s products/systems RADSoC™, RAD Mobile SOC™, RADGuard™, and their core operating architecture. In addition, RAD I owns everything related to AITX’s line of stationary devices and the manufacturing of those devices. RAD I also implements and services the devices.

Robotic Assistance Devices Group, Inc. (“RAD G”) is a Company subsidiary that was created for the purposes of conducting expected future sales through a channel that is both incompatible and non-competitive with RAD I’s existing channel. RAD G is focused on the development of advanced software and electronics solutions and is working towards a goal of introducing a solution to the marketplace by the end of 2021. The Company expects that this first RAD G solution, which will be software-only, will be marketed through RAD I. Additional solutions under development are likely to have a direct go-to-market strategy that complements RAD I’s strategy. Development efforts by RAD G are highly confidential and will remain so until the solutions are ready to be launched.

Robotic Assistance Devices Mobile, Inc. (“RAD M”) is a Company subsidiary that was created for the purposes of future developments, partnerships, and marketing in which the Company may engage in the future. RAD M is focused on the development of autonomous mobile devices, both ground-based and airborne. RAD M’s first solution, the ROAMEO™ unmanned ground vehicle, incorporates RAD M technologies related to the development of custom chassis, drive train, power management, perception, and prediction. ROAMEO features technology from RAD I to perform its functions. The Company believes that ROAMEO will bring the first outdoor, rugged, commercial security and facility robot to market. This mobile solution will complement the Company’s stationary systems. ROAMEO is manufactured, implemented, and maintained by RAD I. ROAMEO began serial production in August 2021. RAD M expects to continue developing additional mobility solutions that will be marketed through RAD I.

Robotic Assistance Devices Residential, Inc. (RAD R) is the AITX entity developed to bring AIR™ to residential products. The first announced product is called RADCAM™ and is scheduled to be on the market in 2024. RAD R uses technology from RAD Inc. At this moment it is not known if RAD R will be built into a long term entity of AITX or if it will be sold. Other AITX are not meant to be sold.

Unless the context indicates otherwise, as used in this prospectus, references to “we,” “us,” “our,” “the Company” and “AITX” refer to Artificial Intelligence Technology Solutions Inc, and its subsidiaries.

Information about the Company

The Company’s principal executive offices and its manufacturing facility are located at 10800 Galaxie Avenue, Ferndale, Michigan 48220, telephone number is (877) 787-6268. Our website is www.aitx.ai. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. We also maintain offices and a small manufacturing/assembly facility in Irvine, California.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described below could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, and results of operations. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

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Risks Related to Our Industry and Our Company

Our business is at an early stage, and we have not yet generated any profits.

RAD I, the Company’s primary operating subsidiary, was formed in 2016 and made its first sale in 2016. Accordingly, the Company has a limited operating history upon which to evaluate its performance and prospects. Our current and proposed operations are subject to all the business risks associated with young enterprises. These include likely fluctuations in operating results as the Company makes significant investments in research, development and product opportunities, and reacts to developments in its market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate enough revenue to be profitable in the next three years or at all, which could lead to a loss of part or all of an investment in the Company.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements for our Fiscal Year ended February 29, 2024 incorporated by reference into the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our financial results will fluctuate in the future, which makes them difficult to predict.

The Company’s financial results may fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast future results. As a result, you should not rely upon the Company’s past financial results as indicators of future performance. In addition, you should take into account the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including, but not limited to the following:

●	our ability to maintain and grow our client base;
●	clients suffering downturns, financial instability or becoming subject to mergers or acquisitions;
●	the Company’s ability to develop and introduce new products and the ability of our competitors to do the same;
●	the Company’s ability to maintain gross margins and operating margins;
●	increases in marketing, sales, service and other operating expenses incurred in expanding our operations and remaining competitive;
●	changes affecting our suppliers and other third-party service providers;
●	adverse litigation judgments, settlements, or other litigation-related costs; and
●	changes in business or macroeconomic conditions, including regulatory changes.

We have a limited number of deployments and our success depends on an unproven market.

The market for advanced physical security technology is relatively new and unproven and is subject to a number of risks and uncertainties. In order to grow our business and extend our market position, we will need to place into service additional robots, expand our service offerings, and expand our presence. Our ability to expand the market for our products depends on a number of factors, including the cost, performance and perceived value associated with our products and services. Furthermore, the public’s perception of the use of robots to perform tasks traditionally reserved for humans may negatively affect demand for our products and services. Ultimately, our success will depend largely on our customers’ acceptance that security services can be performed more efficiently and cost effectively through the use of our robots and ancillary services, of which there can be no assurance.

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We cannot assure you that we can effectively manage our growth.

The Company expects to continue hiring additional employees. The growth and expansion of our business and products create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As the Company continues to grow, our information technology systems, internal management processes, internal controls and procedures and production processes may not be adequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we continue to grow, and implement more complex organizational and management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our business performance.

Our costs may grow more quickly than our revenues, harming our business and profitability.

We expect our expenses to continue to increase in the future as we expand our product offerings, expand production capabilities and hire additional employees. We expect to continue to incur increasing costs, in particular for working capital to purchase inventory, marketing and product deployments as well as costs associated with customer support in the field. Our expenses may be greater than we anticipate which would have a negative impact on our financial position, assets and ability to invest further in the growth and expansion of our business.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

The Company currently depends on the continued services and performance of key members of the management team, in particular, founder and Chief Executive Officer, Steven Reinharz, Chief Financial Officer, Anthony Brenz, and RAD I Chief Executive Officer, Mark Folmer. While we currently have employment agreements with Mr. Reinharz and Mr. Brenz, we do not have any employment agreements in place with our other officers. If we cannot call upon Mr. Reinharz, Mr. Brenz or Mr. Folmer or other key management personnel for any reason, our operations and development could be harmed. The Company has not yet developed a succession plan. Furthermore, as the Company grows, it will be required to hire and attract additional qualified professionals such as accounting, legal, finance, production, service and engineering experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

Because the Company’s Board of Directors does not currently have an audit committee, compensation committee or any other form of corporate governance committee, shareholders will have to rely on our only director, who is not independent, to perform these functions.

We do not have an audit committee, compensation committee or any form of corporate governance committees that includes any independent members. Instead, the Board of Directors performs these functions as a whole. As a result, the Company does not receive the independent advice of other persons.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.

The Company relies and expects to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. As of the date of this report, there are no patents filed on behalf of the Company. The Company plans to file various applications in the United States for protection of certain aspects of its intellectual property. However, third parties may knowingly or unknowingly infringe our proprietary rights, may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we intend to operate in the future. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we plan to take measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to those offered through RAD I and compete with our business. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have a material adverse effect on our business and financial results.

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Economic factors generally may negatively affect our operations.

The Company is subject to the general risks of the marketplace in which the Company does business. Moreover, the results of operations of the Company will depend on a number of factors over which the Company will have no control, including changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services, and changes in tax and governmental regulations that may affect demand for such products and services. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect industrial and consumer spending could have a material adverse effect on the Company’s business. For these and other reasons, no assurance of profitable operations can be given.

The future reoccurrence of the COVID-19 pandemic could adversely affect our business, financial condition and results of operations.

A future COVID-19 pandemic, including the emergence of variants for which vaccines may not be effective, may negatively affect our business by causing or contributing to, among other things:

●	Higher shipping costs and longer shipping times, especially for shipments from China and Europe;

●	Limited access to parts needed for our products due to the ongoing issues with global chip supply, which may affect our ability to meet our production goals;

●	Higher labor costs due to a diminished supply of potential employees and higher employee recruitment and retention costs; and

●	Disruptions in production due to employees becoming ill from Covid.

The extent of COVID-19’s effect on our operational and financial performance in the future will depend on future developments, including the duration, spread and intensity of the pandemic, our continued ability to manufacture and distribute our products, any future government actions affecting consumers and the economy generally, changing economic conditions and any resulting inflationary impacts, as well as timing and effectiveness of global vaccines, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. Although the potential effects that COVID-19 may continue to have on us are not clear, these effects could materially adversely affect our business, financial condition and results of operations.

Our business is subject to data security risks, including security breaches.

Our products employ technologies that are subject to various data security risks including security breaches and hacking, and we cannot guarantee that our products may not be negatively affected by these risks causing them to suffer damages. We use wireless data carrier providers to transmit data and information of all kinds, and those wireless providers may suffer security breaches that releases confidential information of the Company. Any occurrence of the foregoing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition and results of operations.

Our business success depends on large part on the success of our efforts to lease our products through dealerships.

Although the Company engages in some direct sales to potential customers, the Company’s primary focus is on leasing its robots to end-users through dealers that market to firms providing security guard and integrated security services. The Company believes that the Company’s model based on partnerships with these dealers is valuable and currently has such partnerships with over twenty dealers, with plans to sign on additional dealers. However, there can be no assurance that the Company can successfully secure agreements with dealerships for the use of our products, which could materially impair our sales, financial condition and business prospects.

We currently face some competition and may face additional competition in the future; if we are not able to compete effectively, our business prospects and operations would be harmed.

RAD I’s re-entry into the mobile security robotics market presents the Company with two potential competitors. Knightscope, Inc., states that it has available one outdoor security robot called the ‘K5’ and has another outdoor robotic device under development, the ‘K9’. Cobalt Robotics Inc., offers an indoor robotic device that is designed to perform various security functions. Although either or both of these companies may create direct competition to RAD I’s products, neither of these companies has a mobile robot that performs the breadth of duties that can be performed by ROAMEO. We are also aware of other companies that are already active in our industry and other companies that are developing physical security technology in the U.S. and abroad that may potentially compete with our technology and services. These, or additional new, competitors may have more resources than does the Company or may be better capitalized, which may give them a significant advantage because they may be able to offer better pricing, survive an economic downturn or reach profitability as compared with the Company. We cannot guarantee that we will be able to compete successfully against existing or emerging competitors. In addition, existing private security firms may also compete on price by lowering their operating costs, developing new business models or providing other incentives. We cannot give any assurance that we can adequately compete with existing or new competitors, and additional attempts to compete could lead us to expend additional funds toward our marketing efforts and further adversely affect our business operations.

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Our ability to operate and collect digital information on behalf of our clients is dependent on the privacy laws of jurisdictions in which our machines operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets.

Our robots collect, store and analyze certain types of personal or identifying information regarding individuals that interact with the machines. While we maintain stringent data security procedures, the regulatory framework for privacy and security issues is rapidly evolving worldwide and is likely to remain uncertain for the foreseeable future. Federal and state government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting data privacy, which in turn affect the breadth and type of features that we can offer to our clients. In addition, our clients have separate internal policies, procedures and controls regarding privacy and data security with which we may be required to comply. Because the interpretation and application of many privacy and data protection laws are uncertain, it is possible that these laws may be interpreted or applied in a manner that is inconsistent with our current data management practices or the features of our products. If so, in addition to the possibility of fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on our business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations, and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of our products, particularly in certain industries and foreign countries. If we are not able to adjust to changing laws and regulations, our business may be harmed.

Our success depends on the growth of our industry, most specifically on the growing adoption and use of physical security technology in general and the adoption and use of our products.

The market for the Company’s products and for physical security technology in general is relatively new and unproven and is subject to many risks and uncertainties. Our ability to gain growing market acceptance and adoption of our products depends on the market’s acceptance of physical security technology in general. If we are unable to increase acceptance of our products, and if the market for physical security technology generally does not develop as we hope, we will not be able to sell our products, which would adversely affect our financial performance.

Risks Related to our Securities

An investment in our securities is extremely speculative, and there can be no assurance of any return on the investment.

An investment in our securities is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment in our securities. For example, the market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

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Our common stock shareholders do not have voting control over the Company due to the rights granted to holders of the Company’s Series E Convertible Preferred Stock.

Steven Reinharz, the Company’s President and Chief Executive Officer, is currently the holder of all 3,350,000 shares of our Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock holds 2/3rds of the voting power of all shareholders at any time that corporate action requires a vote of shareholders. As a result, holders of common stock do not have voting control over the Company.

Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or(ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospectus in comparison with other public companies.

To fund its operations, the Company may conduct further offerings in the future, in which case our common stock will be diluted.

To fund its business operations, the Company anticipates continuing to rely on sales of its securities, which may include common stock, preferred stock, convertible debt and/or warrants convertible or exercisable into shares of common stock. Common stock may be issued in return for additional funds or upon conversion or exercise of outstanding convertible debentures or warrants. If additional common stock is issued, the price per share of the common stock could be lower than the price paid by existing holders of common stock, and the percentage interest in the Company of those shareholders will be lower. This result is referred to as “dilution,” which could result in a reduction in the per share value of your shares of common stock. The Company’s failure or inability to raise capital when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The Company may utilize debt financing to fund its operations.

If the Company undertakes debt financing to fund its operations, the financing may involve significant restrictive covenants. In addition, there can be no assurance that such financing will be available on terms satisfactory to the Company, if at all. The Company’s failure or inability to obtain financing when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of shares of our common stock may prevent shareholders from being able to sell shares of common stock at prices equal to or greater than their purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including

●	our operating and financial performance and prospects;
●	our quarterly or annual earning or those of other companies in the same industry;
●	sales of our common stock by management of the Company;
●	public reaction to our press releases, public announcements and filing with the SEC;
●	changes in earnings estimates or recommendations by research analysts who track the Company’s common stock or the stock of other companies in the same industry;
●	strategic actions by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles; and
●	changes in general economic conditions in the U.S. and in global economies and financial markets, including changes resulting from war or terrorist incidents.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a substantial impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. As a result, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

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Because we are a small company with a limited operating history, holders of common stock may find it difficult to sell their stock in the public markets.

The number of persons interested in purchasing our common stock at any given time may be relatively small. This situation is attributable to a number of factors. One factor is that we are a small company that is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume. Another factor is that, even if the Company came to the attention of these persons, they tend to be risk-averse and would likely be reluctant to follow an unproven company such as ours. Furthermore, many brokerage firms may not be willing to effect transactions in our securities, including our common stock. As a consequence, there may be periods when trading activity in our common stock is minimal or even non-existent, as compared to trading activity in the securities of a seasoned issuer with a large and steady volume of trading activity. We cannot give you any assurance that an active public trading market for our common stock or other securities will develop or be sustained, or that, if developed, the trading levels will be sustained.

Our shares of common stock are subject to the SEC’s “penny stock” rules that limit trading activity in the market, which may make it more difficult for holders of common stock to sell their shares.

Penny stocks are generally defined as equity securities with a price of less than $5.00. Because our common stock trades at less than $5.00 per share, we are subject to the SEC’s penny stock rules that require a broker-dealer to deliver extensive disclosure to its customers before executing trades in penny stocks not otherwise exempt from the rules. The broker-dealer must also provide its customers with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, and provide monthly account statements showing the market value of each penny stock held by the customer. Under the penny stock regulations, unless the broker-dealer is otherwise exempt, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction before the sale. As a general rule, an individual with a net worth over $1,000,000 or an annual income over $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. The additional burdens from the penny stock requirements may deter broker-dealers from effecting transactions in our securities, which could limit the liquidity and market price of shares of our common stock. These disclosure requirements may reduce the trading activity of our common stock, which may make it more difficult for shareholders of our common stock to resell their securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of common stock and may have an adverse effect on the market for our securities.

The Company does not anticipate paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. The Company’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Company pays dividends, which it may never do, the holders of shares of common stock will not receive a return on those shares unless they are able to sell those shares at the desired price, if at all, of which there can be no assurance. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which holders purchased their common stock.

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We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, including costs associated with applicable corporate governance requirements such as those required by the Sarbanes-Oxley Act of 2002, and with other rules issued or implemented by the SEC. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative of or other variation on these words or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth in the “Risk Factors” section below.

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Some of the factors that could cause actual results to differ from our expectations are:

●	the early state of the Company’s development;

●	the Company’s ability to continue as a going concern;

●	the Company’s ability to compete in an unproven market;

●	resistance by potential customers to new technologies;

●	performance issues with the Company’s products;

●	uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies;

●	reliance on key personnel;

●	introduction of competing products by other companies;

●	inflation and other changes in economic conditions, including changes in the financial markets;

●	security breaches and other system disruptions;

●	legislative and regulatory developments, especially in the gathering and use of information about private citizens;

●	weather conditions and natural disasters (including, but not limited to, the severity and frequency of storms, hurricanes, tornados and hail); and

●	acts of war and terrorist activities, among other man-made disasters.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus and in the information incorporated by reference are made only as of the date of this prospectus. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake and specifically decline any obligation to update or revise any forward-looking statements in this prospectus after we distribute this prospectus, or publicly announce the results of any revisions to any such statements to reflect future events or developments, whether as a result of any new information, future events or otherwise.

MANAGEMENT OF THE COMPANY

The Company currently has three executive officers:

Steven Reinharz. Mr. Reinharz, 48, founded RAD I in 2016 and continuously employed by RAD I and its affiliated companies since that time. He became the Chief Executive Officer of the Company, Chief Financial Officer and Secretary of the Company on March 2, 2021 when Garett Parsons resigned from those roles. Mr. Reinharz also became a member of the Board of Directors on that date. Mr. Reinharz resigned as Chief Financial Officer of the Company in June 2021 when Anthony Brenz was named to that position, and as Secretary of the Company in August 2021 when Mr. Brenz assumed that position. Mr. Reinharz became the sole member of the Board of Directors on June 22, 2021 upon Mr. Parsons’s resignation as a director. Mr. Reinharz has extensive experience in robotics, security and artificial intelligence and ran his own security systems integration company from 1997 to 2004. He was later part of a team that sold a systems integration company to a global security firm and also held various other security industry roles. Mr. Reinharz is a member of the Security Industry Association (“SIA”) and is a contributor to and speaker at panels held by the SIA-sponsored International Security Conference (ISC) – East and – West conferences and by ASIS International. He is a native of Montreal and Toronto but has lived in Orange County, California since 1995. Mr. Reinharz earned a dual Bachelor of Science degree in Political Science and Commercial Studies.

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Anthony Brenz. Mr. Brenz, 60, who had joined RAD I as its Chief Financial Officer in April 2021, became the Chief Financial Officer of the Company in June 2021 and the Secretary of the Company in August 2021. Before joining AITX, Mr. Brenz was the Vice President/Director of Finance for AirBoss Flexible Products Company in Auburn Hills, Michigan from 2018-2020, and the Chief Financial Officer and Vice President of Finance of Thomson Aerospace & Defense in Saginaw, Michigan from 2014-2018. Mr. Brenz, a resident of Michigan, is a Certified Public Accountant and earned a Bachelor of Accountancy degree from Walsh College of Business and Accountancy.

Mark Folmer. Mr. Folmer, 49, became the President of RAD I in July 2021. Mr. Folmer previously served as the Chief Operating Officer of RAD I from March 2021 to July 2021, and as the Vice President, Security of RAD I from July 2021 to March 2021. Before joining RAD I, Mr. Folmer was the Vice President, Security Industry, of TrackTik, a company based in Montreal, Quebec that offers mobile and web -based software designed for the security service industry from 2016-2020. In 2009, Mr. Folmer founded and continues to serve as the principal of FOLMSECUR in Montreal, Quebec, which provides clients in corporate, private and governmental sectors with physical security consulting services. Mr. Folmer, a resident of Montreal, received a Commerce Degree (DEC) from Marianopolis College, in Montreal, Quebec, and a BComm (HR Management and International Business) from Concordia University in Montreal, Quebec.

For further information regarding us and our financial information, you should refer to our filings with the SEC. See “Incorporation of Certain Documents by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file periodic reports, proxy statements and other information with the SEC. You can obtain these reports, proxy statements and other information that we file electronically with the SEC on the SEC’s website at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports that are filed or furnished pursuant to Section 13 of the Exchange Act are available on our website at www.aitx.ai, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus, except to the extent filed with the SEC and specifically incorporated into this prospectus by reference.

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information presented in the registration statement and its exhibits in accordance with SEC rules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents and are not intended to be comprehensive. For a complete description of the content of the documents, you should obtain copies of the full document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference the following:

●	Our annual report on Form 10-K for the year ended February 29, 2024 filed May 28, 2024 and Form 10-K/A filed on May 29, 2024.

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In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on that form which are related to those items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and before the effectiveness of the registration statement and (ii) following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed. These documents include annual and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

You may request, at no cost, a copy of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, by writing or calling us at the following address or telephone number: Artificial Intelligence Technology Solutions Inc., Attention: Investor Relations, at 10800 Galaxie Avenue. Ferndale, Michigan 48220, telephone: (877) 787-6268.

USE OF PROCEEDS

The Company will retain broad discretion over the use of the net proceeds from the sale of the securities. We currently intend to use the net proceeds for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK

Our Articles of Incorporation, as amended, authorizes us to issue up to 12,500,000,000 shares of common stock, $0.00001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. There is only one class of common stock. There are four classes of preferred stock. See “—Preferred Stock,” below. Our board of directors may establish the rights and preferences of additional series of preferred stock from time to time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764, Phone: (303) 662-1112.

Common Stock

Rights of Shareholders

All shares of our common stock that we offer will be fully paid and nonassessable upon issuance. Holders of our common stock are entitled to one vote per share of common stock on all matters submitted to a vote of shareholders. They do not have cumulative voting rights. Electing a director requires a plurality of the votes cast by shareholders that are entitled to vote in the election. However, it should be noted that the Series E Convertible Preferred Stock has voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Convertible Preferred Stock will always have 2/3rds of our voting power. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

If we are liquidated or dissolved, the holders of common stock are entitled to receive a proportionate share of our net assets that are available for distribution to shareholders after the payment of all our debts and other liabilities and subject to the senior rights of the holders of Series F Convertible Preferred Stock and Series G Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See “—Preferred Stock” below.

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Nevada Law

Nevada law contains provisions that govern an “acquisition of controlling interest” in a Nevada corporation. The control share provisions generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore those voting rights in whole or in part. However, our securities are not subject to these control share provisions because our articles of incorporation, as permitted by Nevada law, specifically exempt us from the control share provisions.

In addition, Nevada law contains a provision that prevents an “ “interested stockholder” and a resident domestic Nevada corporation from entering into a business “combination,” unless certain conditions are met. Nevertheless, our articles of incorporation, as permitted by Nevada law, specifically exempt us from these “interested stockholder” provisions.

Preferred Stock

We have four series of preferred stock, none of which have voting rights on any matters other than those directly affecting the respective series:

Series B Convertible, Redeemable Preferred Stock

The board of directors has designated 5,000 shares of Series B Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of the date of this report, there are no shares of Series B Preferred Stock outstanding. The Series B Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 8%. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series B Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (85%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of eight percent (8%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the thirtieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem one-third of the Preferred Stock outstanding for a redemption price equal to the redemption value of each such share of Preferred Stock, plus any accrued but unpaid dividends, plus all other amounts due to the Holder including, but not limited to Late Fees, liquidated damages and the legal fees and expenses of the Holder’s counsel. On the sixtieth (60th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem one-half of the Preferred Stock then outstanding for the redemption price. On the ninetieth (90th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem all of the Preferred Stock then outstanding for the redemption price. From the date of issuance until the date no shares of Series B Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing.

Series E Convertible Preferred Stock: There are 3,350,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) authorized, issued and outstanding. Despite its title, the Series E Preferred Shares have no conversion rights. Moreover, they have no dividend rights, no preemptive rights, no redemption rights, and no liquidation rights. As noted above, the Series E Preferred Shares hold voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Preferred Shares will always have 2/3rds of our voting power. The Series E Preferred Shares vote together with the common stock and not as a separate class. All of the Series E Preferred Shares are held by Steven Reinharz.

The Series E Preferred Shares must unanimously approve any changes to increase the authorized number of shares or the rights, preferences, and privileges of the Series E Preferred Shares. In addition, the Series E Preferred Shares must unanimously approve the following actions :

●	alteration of or change to the rights, preferences or privileges of any of our capital stock that would adversely affect the Series E Preferred Shares;

●	create or designate any series or class of shares;

●	issue any shares of any series of preferred stock;

●	increase the authorized number of shares of any series or class of our stock;

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●	amend, repeal or modify our bylaws

●	sell or otherwise dispose of any of our assets not in the ordinary course of business;

●	elect members of the Board of Directors;

●	incur debt not in the ordinary course of business; or

●	effect or undergo any change of our control.

Series F Convertible Preferred Stock: There are 4,350 shares of Series F Convertible Preferred Stock (“Series F Preferred Shares”) authorized, of which 2,532 Shares are issued and outstanding. The Series F Preferred Shares have no dividend rights, no preemptive rights, and, unless and until they are converted into common stock, no voting rights (other than as to changes to any class or series of our capital stock that could adversely affect the Series F Preferred Shares or as required by Nevada law). The Series F Preferred Shares have liquidation rights senior to those of the common stock, the Series E Preferred Shares and Series G Preferred Shares. Steven Reinharz owns 2,450 Series F Preferred Shares, and the remaining 82 Series F Preferred Shares are held by two other persons who are not employed by us We have also issued a “Warrant to Purchase Stock,” which gave the holder of the Warrant the right to purchase 367 Series F Preferred Shares at any time. After prior exercises, the holder currently holds the right to purchase 329 Series F Preferred Shares.

After August 23, 2023, each holder of Series F Preferred Shares has the right to convert all, but not less than all, of the holder’s Series F Preferred Shares into shares of common stock that would be a multiple of the number of then-outstanding shares of common stock. At that time, there would be a substantial dilution of our common stock.

Series G Preferred Stock: There are 100,000 shares of Series G Preferred Stock (“Series G Preferred Shares”) authorized but no shares have been issued. The Series G Preferred Shares have no dividend rights, no voting rights, and no preemptive rights. The Series G shares have liquidation rights senior to those of the common stock but junior to those of the Series F Preferred Shares. At any time, we may at our option, redeem any or all of the outstanding Series G Preferred Shares at $1,000 per share.

PLAN OF DISTRIBUTION

We may sell the Common Stock directly to purchasers, through underwriters, dealers or agents, or through a combination of these methods of sale. We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the related prospectus supplement, on a firm commitment basis.

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Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The securities may be distributed from time to time in one or more transactions at fixed prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the public offering price and the proceeds we will receive from the sale; the name of any selling agent or underwriters; any discounts or commissions to be allowed or re-allowed or paid to any agent, underwriter, or dealers; any discounts or commissions to be allowed or re-allowed or paid to any agent or underwriters; and all other items constituting underwriting or selling compensation.

If the Company uses any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

We may sell securities directly or through dealers or agents we designate from time to time. We will name any dealer or agent involved in the offering and sale of securities, and we will describe any commissions we will pay the dealer or agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We will disclose in the related prospectus supplement for an offering if any persons participating in the offering, in order to facilitate the offering of the offered securities, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be named in the related prospectus supplement (or a post-effective amendment). In addition, we may otherwise lend or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and a related prospectus supplement. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the related prospectus supplement.

Any common stock offered under this prospectus will be listed on the Over-the-Counter (OTC) Market Pink Sheets under the symbol “AITX,” but any other securities may or may not be listed on a national securities exchange.

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LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon by Frederick M. Lehrer, P.A.

EXPERTS

The consolidated financial statements of Artificial Intelligence Technology Solutions Inc., a Nevada corporation (the “Company”), as of February 29, 2024 and February 28, 2023, and for the two years then ended have been incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K/A upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 2 to the consolidated financial statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the provisions of the Company’s charter documents or bylaws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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$20,000,0000

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS

Common Stock

Prospectus

Dated June 11, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the fees and expenses, other than underwriting discounts or commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except for the registration fee. All of the expenses below will be paid by the Registrant.

SEC registration fee	$2,952
Transfer agent’s fees and expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Printing fees and expenses		$(1)
Miscellaneous fees and expenses		$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Registrant’s Bylaws provide the following:

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of the proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith and the indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators;

Provided, however, that the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

Provided further, however, that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite the adjudication, the person is fairly and reasonably entitled to indemnification; and

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Provided further, however, that, except as provided in section 6.4 of the Nevada Revised Statutes with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part of the proceeding) initiated by the indemnitee only if the proceeding (or part of the proceeding) initiated by the indemnitee was authorized or ratified by the Board of Directors of the Corporation.

Item 16.	Exhibits

EXHIBIT INDEX

Exhibit #	Description

3.1	Articles of Incorporation filed with Nevada Secretary of State on 9/8/2014 (previously filed as Exhibit 3.1 to the Registrant’s Transition Report on Form 10-KT filed on 3/12/2018.

3.2	Amended Bylaws (previously filed as Exhibit 4.1 on Form S-3 on 9/2/2021 and incorporated by reference)

4.3	Amendment to Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.5 to Registrant’s Transition Report on Form 10-KT filed on 3/12/2018 and incorporated by reference)

4.4	Certificate of Designation of Series F Convertible Preferred Stock (previously filed as exhibit 3.4 to the Registrant’s Transition Report on Form 10-KT filed on 3/12/2018 and incorporated by reference)

4.5	Amendment No. 2 to Certificate of Designation of Series F Convertible Preferred Stock (previously filed as Exhibit 10.1 of Registrant’s Form 8-K filed on 8/24/2021 and incorporated by reference)

4.6	Certificate of Designation of Series G Preferred Stock (previously filed as Exhibit 3.4 to the Registrant’s Transition Report on Form 10-KT on 3/12/2018 and incorporated by reference)

5.1	Opinion of Frederick M. Lehrer, P. A. *

10.1	Equity Financing Agreement (previously filed as Exhibit 10.1 to the Registrant’s Form S-1 dated March 31, 2023)

10.2	Registration Rights Agreement (previously filed as Exhibit 10.2 to the Registrant’s Form S-1 dated March 31, 2023)

10.3	Placement Agent Agreement with Icon Capital Group (previously filed as Exhibit 10.3 to the Registrant’s Form S-1 dated March 31, 2023)

10.4	September 24, 2023 Finder’s Fee Agreement with JH Darbie & Co. (previously filed as Exhibit 10.4 to the Registrant’s Form S-1 dated September 29, 2023

10.5	April 29, 2024 Securities Purchase Agreement with GHS Investments, LLC (previously filed as Exhibit 10.5 to the Registrant’s Form S-1/A dated May 9, 2024.

23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1) *

23.2	Consent of L J Soldinger Associates, LLC, Independent Registered Public Accounting Firm *

107	Calculation of Filing Fee Table (previously filed as Exhibit 107 to the Registrant’s Form S-3 dated May 28, 2024.

* Filed or furnished herewith

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Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6.	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	That, for purposes of determining any liability under the Securities Act,

(i)	the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ferndale, State of Michigan, on June 11, 2024.

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:	/s/ Steven Reinharz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of June 11, 2024

Signature	Title

/s/ Steven Reinharz	Chief Executive Officer
Steven Reinharz	(Principal Executive Officer)
(Sole Director)

/s/ Anthony Brenz	Chief Financial Officer
Anthony Brenz	(Principal Financial Officer)
(Principal Accounting Officer)

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